Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of ITI Technologies, Inc. on Form S-8 (Registration Nos. 33-89826, 333-08943, 333-08945, 333-23751, and 333-58257) of our report dated June 23, 1998 on our audits of the financial statements of the Interactive Technologies, Inc. 401(K) Investment Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, and related supplemental schedules as of and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.


                                       /s/ PricewaterhouseCoopers LLP
                                       -----------------------------------------
                                       PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
July 14, 1998